Exhibit 10.24

CONTINUING CONTRACT OF GUARANTY

WHEREAS, BIODELIVERY SCIENCES INTERNATIONAL, INC., a Delaware corporation (hereinafter referred to as “Borrower”), is presently indebted or obligated to SOUTHWEST BANK OF ST. LOUIS (hereinafter referred to as “Lender”), for a certain revolving credit loan in an amount not to exceed Three Million and No/100 Dollars ($3,000,000.00) (the “Loan”);

WHEREAS, the undersigned (each hereinafter referred to as “Guarantor”), has a direct financial interest in the Borrower, and will benefit financially from the Loan; and

WHEREAS, to induce Lender to extend credit to Borrower, Guarantor has agreed to guaranty the credit of Borrower pursuant to and in strict accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the sum of $1.00 paid by Lender to Guarantor and/or the extension of credit to Borrower by Lender and other good and valuable considerations, receipt of which is hereby acknowledged, it is agreed as follows:

1. Guarantor does hereby for itself and its successors and assigns, unconditionally guaranty on a continuing basis to Lender, its successors and assigns, the prompt, faithful and full payment, when due, of the Loan owing by Borrower to Lender, evidenced by one or more promissory notes, guaranties or other instruments dated of even date herewith, together with any and all renewals, extensions and modifications thereof (hereinafter collectively referred to as “Liabilities” or, in the singular, “Liability”), which Liabilities are secured by certain collateral, all as described in that certain Promissory Note of even date herewith between Borrower and Lender (the “Note”).

2. Guarantor shall, upon demand, when due or matured in accordance with the provisions of any instrument or document executed by Borrower in connection with the Liabilities, pay to Lender, its successors and assigns, the amount of any Liability, irrespective of the validity, regularity or enforceability of any instrument or writing evidencing such Liability or of the Liability itself, said payment to be made upon the maturity of such Liability or at any earlier time by reason of Lender’s power of acceleration and if the Liability is secured, said payment shall be made irrespective of the validity, regularity or enforceability of any instrument or writing evidencing such security or of the security itself and it shall not be necessary for Lender to resort to such security before enforcing Guarantor’s liability hereunder. Demand may be made upon Guarantor for the enforcement of this guaranty without the necessity of action at any time by Lender against Borrower. Any action taken by Lender against Borrower, including foreclosure of any security held by Lender, shall in no event be considered a waiver of any rights against Guarantor under this guaranty and Lender shall, at its sole discretion, have the right at any time to discontinue any action or proceedings against Borrower and require full payment by Guarantor of the Liabilities together with attorney’s fees, cost of the proceedings and court costs. Any recovery by Lender against Borrower, whether by settlement, execution or foreclosure of collateral, shall be credited against Guarantor’s liability hereunder, it being however agreed that a compromise and settlement of any Liability shall, in no sense, compromise or settle Guarantor’s liability hereunder, but Guarantor shall continue to be liable for any difference between the full amount of Liabilities and the net proceeds of any amounts realized by Lender from Borrower.

3. Guarantor does hereby waive presentment of any instrument, demand for payment, protest and notice of non-payment and Guarantor waives all rights arising out of any statute now existing or hereafter enacted with respect to suretyship and which may otherwise require Lender at any time to take legal action against Borrower. Guarantor does hereby waive notice of the acceptance of this guaranty and notice of any Liability contracted or incurred by Borrower.

4. Lender may, without notice to Guarantor, renew, extend, modify or otherwise change the time for payment of, or otherwise change the terms (including the rate of interest) of any Loans or indebtedness of Borrower forming part of the Liabilities and may from time to time at its own discretion, without notice to Guarantor, release, substitute, diminish or exchange any security or securities, property or chooses in action held by it as collateral in connection with any Liability without in any way affecting Guarantor’s obligation hereunder.

5. This guaranty shall continue in full force and be binding upon Guarantor and Lender may continue to act in reliance hereon until the actual receipt by an officer of Lender of written notice from Guarantor not to give further accommodation hereunder. However, notwithstanding receipt of such notice by Lender, this guaranty shall so continue in full force and effect with respect to any Loans or advances Lender has committed or is otherwise obligated to make to or for the account of Borrower arising out of a commitment or obligation existing at the time of receipt of such notice of termination. Furthermore, Lender may renew, extend or otherwise modify any Loans or indebtedness of Borrower forming part of the Liabilities after receipt of such notice of termination without affecting the obligations of Guarantor hereunder (except to the extent that the principal amount of any indebtedness is increased, but in such an instance the obligations of Guarantor hereunder shall remain in full force and effect except for the increased amount of the Liabilities).

6. Guarantor does hereby give and grant unto Lender, as security for Guarantor’s liability and obligations hereunder, a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of the Guarantor (excluding trust accounts) now or hereafter in the possession of the Lender and the right to refuse to allow withdrawals from any non-trust account (collectively “Setoff”). The Lender may, at any time upon the occurrence of an Event of Default under the Note setoff against the Liabilities whether or not the Liabilities (including future installments) are then due or have been accelerated, all without any advance or contemporaneous notice or demand of any kind to the Guarantor, such notice and demand being expressly waived.

7. The word Guarantor, as used herein, shall designate one or more Guarantors. In the event that more than one Guarantor is a party to these presents, the liability of each Guarantor shall be joint and several, each Guarantor to be fully liable hereunder irrespective of the death, incapacity or other disqualification of the other Guarantor or Guarantors and Lender may proceed against one or less than all of the Guarantors, such proceeding not being deemed an election, and Lender may, at any time thereafter in the event full payment has not been realized, proceed against the other Guarantor or Guarantors. Lender may release any Guarantor hereon or any other surety of Borrower without affecting the liability hereunder of any Guarantor not released by Lender.

8. Guarantor will not exercise any rights which Guarantor may acquire by way of subrogation under this guaranty, by any payment made hereunder or otherwise, until all of the Liabilities shall have been paid in full and Lender shall be under no duty to extend credit to or for the benefit of Borrower. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Liabilities shall not have been paid in full, such amount(s) shall be held in trust for the sole benefit of Lender and shall forthwith be paid to Lender to be applied to the Liabilities, whether matured or unmatured, in accordance with the terms of any documents, instruments or agreements given by Borrower to the Lender evidencing or relating to the Liabilities.

9. This guaranty shall continue to be effective or be reinstated, as the case may be, if (i) at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made, or (ii) this guaranty is released or the liability of Guarantor hereunder is reduced in consideration of a payment of money or transfer of property or grant of a security interest by the Guarantor or any other person or entity and such payment, transfer or grant is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of such person or entity or otherwise, all as though such payment, transfer or grant had not been made.

10. If any provision of this guaranty or the application thereof in any jurisdiction and/or to any person, entity or circumstance shall be invalid or unenforceable to any extent, the remainder of this guaranty and the application of such provisions in such jurisdiction and/or to other persons, entities or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law in any other jurisdiction and/or to any other persons, entities or circumstances. This Continuing Contract of Guaranty is a Missouri contract and shall be governed by and construed according to the laws of the State of Missouri.

11. If Lender presently holds one or more guaranties from Guarantor or hereafter receives additional guaranties from Guarantor, the rights of Lender under all guaranties shall be cumulative. This guaranty shall not affect or invalidate any such other guaranties. The liability of Guarantor will be the aggregate liability of Guarantor under the terms of this guaranty and any other unterminated guaranties.

12. The liability of Guarantor in all cases shall extend to and shall also include all costs incurred by the Lender in enforcing this guaranty, including reasonable attorney’s fees and court costs.

13. Any payment of a Liability made by Borrower or another guarantor shall be credited against Guarantor’s liabilities hereunder, it being agreed, however, that a compromise and settlement of any Liability shall, in no sense, compromise or settle Guarantor’s liabilities hereunder, but Guarantor shall continue to be liable for any difference between the full amount of Liabilities and the net proceeds of any amounts paid by any other party.

IN WITNESS THEREOF, this instrument has been duly executed by the undersigned this 4th day of September, 2007.

/s/ Francis O’Donnell, Jr.
Francis O’Donnell, Jr.

/s/ Kathleen M. O’Donnell, Trustee
Kathleen M. O’Donnell, as trustee, and not
Individually, of The Francis E. O’Donnell, Jr.
Irrevocable Trust Number 1 dated May 25, 1990

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